Exhibit 99.2

XOMA Announces NASDAQ Matter Resolved with Letter of Reprimand

No Change in Listing Status

Berkeley, CA, December 9, 2009 – XOMA Ltd. (NASDAQ: XOMA), a leader in the discovery and development of therapeutic antibodies, announced that it received a Letter of Reprimand from the staff of The NASDAQ Stock Market LLC on December 8, 2009 for non-compliance with NASDAQ’s Listing Rule 5635(d)(2) in connection with XOMA’s previously-announced common share financing completed on September 30, 2009.  The issuance of this letter completed the NASDAQ staff’s review of the matter which was referenced in the previously-disclosed November 13, 2009 letter to XOMA.  XOMA’s common shares will remain listed on The NASDAQ Global Market.

The letter states that, although the NASDAQ staff determined that the company failed to comply with the rule, it was appropriate to close the matter with a Letter of Reprimand in light of the apparent inadvertent nature of the violation, the company’s reliance on its outside advisors, the company’s efforts to remedy the transaction and assure future compliance, and because the company has not demonstrated a pattern of non-compliance with NASDAQ’s continued listing rules.

About XOMA

XOMA discovers, develops and manufactures novel antibody therapeutics for its own proprietary pipeline as well as through license and collaborative agreements with pharmaceutical and biotechnology companies, and under its contracts with the U.S. government. The company's proprietary product pipeline includes: XOMA 052, an anti-IL-1 beta antibody in Phase 2 clinical development for Type 2 diabetes and cardiovascular disease, XOMA 3AB, an antibody candidate in pre-IND studies to neutralize the botulinum toxin, and a preclinical pipeline with candidates in development for inflammatory, autoimmune, infectious and oncologic diseases

Forward-Looking Statements

Certain statements contained herein concerning product development or that otherwise relate to future periods are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are based on assumptions that may not prove accurate. Actual results could differ materially from those anticipated due to certain risks inherent in the biotechnology industry and for companies engaged in the development of new products in a regulated market.

These risks, including those related to inability to comply with NASDAQ’s continued listing requirements; the declining and generally unstable nature of current economic conditions; the results of discovery and pre-clinical testing; the timing or results of pending and future clinical trials (including the design and progress of clinical trials; safety and efficacy of the products being tested; action, inaction or delay by the FDA, European or other regulators or their advisory bodies; and analysis or interpretation by, or submission to, these entities or others of scientific data); changes in the status of existing collaborative relationships; the ability of collaborators and other partners to meet their obligations; XOMA's ability to meet the demands of the United States government agency with which it has entered into its government contracts; competition; market demands for products; scale-up and marketing capabilities; availability of additional licensing or collaboration opportunities; international operations; share price volatility; XOMA's financing needs and opportunities; uncertainties regarding the status of biotechnology patents; uncertainties as to the costs of protecting intellectual property; and

risks associated with XOMA's status as a Bermuda company, are described in more detail in XOMA's most recent filing on Form 10-K and in other SEC filings. Consider such risks carefully when considering XOMA's prospects.

The XOMA Ltd. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=5960

SOURCE: XOMA Ltd.

          XOMA
          Company and Investor Contact:
          Carol DeGuzman
          510-204-7270
          deguzman@xoma.com

          Porter Novelli Life Sciences
          Media Contact:
          Carolyn Hawley
          619-849-5375
          chawley@pnlifesciences.com